UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2021

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (250) 765-6424

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

On April 16, 2021, Lexaria Bioscience Corp. (the “Company”) issued, to three of its consultants, share purchase warrants exercisable into an aggregate of 300,000 common voting shares (“Shares”) of the Company (the “Warrants”).  The Warrants are exercisable for a period of three years ending on April 16, 2024 and bear an exercise price of $9.00 per Share being greater than the closing price of the Company’s Shares on Nasdaq on the date of grant.

Neither the issuance of the Warrants nor the Shares issuable upon the exercise of the Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Warrants was and the issuance of the Shares will be in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 15, 2021, the Board of Directors of the Company appointed Mr. Gregory Downey, 60, to serve as Chief Financial Officer replacing Mr. Allan Spissinger.  Mr. Downey does not have any family relationships with any other person employed or engaged by the Company nor has Mr. Downey been a party to any transaction with the Company exceeding $120,000.  During the past two years, Mr. Downey has acted as the Company’s Controller and prior to that Mr. Downey provided business advisory and financial consulting services to many medium and large sized organizations and acted as the Chief Financial Officer for a variety of publicly traded companies.  Mr. Downey holds a Certified Management Accountant designation and is a member of the Chartered Professional Accountants of British Columbia.

In the position as Chief Financial Officer, Mr. Downey will be compensated with a base annual salary of CDN$144,000, with an annual increase of 10%, an option grant for the issuance of up to 12,000 common shares, and annual performance milestone bonuses of up to 50% of the base salary.  In addition, Mr. Downey’s employment agreement provides that upon the sale of an affiliate company, he will receive compensation equal to 1% of the sale value and that upon a change of control of Lexaria Bioscience Corp., Mr. Downey will be entitled to the minimum Employment Standards Act (BC) compensation and sixteen months of pay in lieu of notice.

Mr. Spissinger shall be paid pursuant to the terms of his existing contract with the Company through to May 31, 2021, being the contract’s expiration date.  The replacement of the Chief Financial Officer did not result from any material disagreement between Mr. Spissinger and the Company, the Company’s management or the Board of Directors.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated April 15, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: April 16, 2021

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